UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

INDEPENDENT BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-51920	59-2869407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 SW 17th Street, Ocala, Florida		34474
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  352-622-2377

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement.

          Effective November 16, 2006, Independent BancShares, Inc. (the "Company") entered into a purchase agreement whereby it will acquire all of the outstanding capital stock of HKH Financial Center, Inc. ("HKH"). HKH is a privately-held investment advisory firm, affiliated with Raymond James Financial, Inc., which has operated in Ocala and Marion County, Florida since May 26, 2000. The Company intends to maintain HKH as a wholly-owned subsidiary and expand HKH's existing investment advisory business within Marion County, Florida.

          At the closing of the acquisition, which is subject to certain contingencies and is contemplated to occur in early January 2007, HKH will enter into long-term employment agreements with the two principals of HKH. To finance the acquisition, the Company will issue a series of Trust Preferred Securities through the Bear Stearns-Regional Advisors Alliance Pooled Trust Preferred Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEPENDENT BANCSHARES, INC. (Registrant) By: /S/ Mark A. Imes Mark A. Imes President and Chief Executive Officer
Date: November 21, 2006